Exhibit 99.1

Investor Contact:	Media Contact:
Amanda Bryant, 312.780.5539	Franziska Weber, 312.780.6106
amanda.bryant@hyatt.com	franziska.weber@hyatt.com

HYATT REPORTS FIRST-QUARTER 2020 RESULTS
RevPAR Decline of 28% Due to COVID-19 Pandemic
Net Rooms Growth of Over 6%

CHICAGO (May 6, 2020) - Hyatt Hotels Corporation ("Hyatt" or the "Company") (NYSE: H) today reported first-quarter 2020 financial results. Net loss attributable to Hyatt was $103 million, or $1.02 per diluted share, in the first quarter of 2020, compared to net income attributable to Hyatt of $63 million, or $0.59 per diluted share, in the first quarter of 2019. Adjusted net loss attributable to Hyatt was $35 million, or $0.35 per diluted share, in the first quarter of 2020, compared to Adjusted net income attributable to Hyatt of $48 million, or $0.45 per diluted share, in the first quarter of 2019. Refer to the table on page 13 of the schedules for a summary of special items impacting Adjusted net income (loss) and Adjusted earnings (losses) per share in the three months ended March 31, 2020.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, "As COVID-19 became a global pandemic, we took prompt and meaningful actions to manage the first phase of the impact of the virus. We obtained substantial additional cash, reduced investment and corporate spending to preserve cash, and we reduced third party hotel owners' direct costs through this period. While we continue to operate in an environment of suppressed demand and great uncertainty, we believe our existing liquidity provides sufficient capacity to cover at least 30 months of operations under current conditions."

First quarter of 2020 financial highlights as compared to the first quarter of 2019 are as follows:

•	Net income (loss) decreased 262.8% to a net loss of $103 million.

•	Adjusted EBITDA decreased 54.3% to $86 million, a decrease of 53.9% in constant currency.

•	Comparable system-wide RevPAR decreased 28.1%, including a decrease of 25.8% at comparable owned and leased hotels.

•	Comparable U.S. hotel RevPAR decreased 24.5%; full service hotel RevPAR decreased 25.2% and select service hotel RevPAR decreased 23.0%.

•	Net rooms growth was 6.3% in the first quarter of 2020.

•	Comparable owned and leased hotels operating margin decreased 1,060 basis points to 14.5%.

•	Adjusted EBITDA margin of 18.3% decreased 1,010 basis points in constant currency.

Mr. Hoplamazian continued, "All of the actions we have taken are informed by our purpose of care, which includes protecting the health and safety of our colleagues and guests, the financial health of our hotel owners as well as the long-term health of our business. We have taken many steps designed to demonstrate care and to help us to emerge from this crisis in a position of strength. We are well-positioned to

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

continuously adapt our business so that we may play an important role in providing employment opportunities to members of the Hyatt family over time while caring for our guests, customers and owners so that they can be their best."

OPERATIONAL UPDATE
Occupancy in Greater China, where the impacts of the COVID-19 pandemic were first reported, have shown gradual improvement over the past few weeks, with occupancy approaching 25% at the end of April. Other parts of the world remain under quarantines and travel restrictions, which have resulted in significant declines in occupancy with uncertainty surrounding near-term improvement. System-wide occupancy rates as of April 30, 2020 are averaging approximately 15% for hotels that remain operational.

As of April 30, 2020, operations were suspended at approximately 35% of our system-wide hotels. Operations were suspended at 62% of our full service hotels and 19% of our select service hotels in the Americas, at 17% of our hotels in the ASPAC region, and at 58% of our hotels in the EAME/SW Asia region. Operations were suspended at 82% of our owned and leased hotels.

FIRST QUARTER RESULTS
First quarter of 2020 financial results as compared to the first quarter of 2019 are as follows:

Management, Franchise and Other Fees
Total fee revenues decreased 23.6% (23.0% in constant currency) to $108 million. Base management fees decreased 24.4% to $47 million, and incentive management fees decreased 78.1% to $8 million. Franchise fees decreased 14.8% to $27 million. Other fee revenues increased 105.8% to $26 million. The increase in other fees was primarily driven by license fees in the Americas and ASPAC management and franchising segments.

Americas Management and Franchising Segment
Americas management and franchising segment Adjusted EBITDA decreased 26.6% (26.3% decrease in constant currency). RevPAR for comparable Americas system-wide hotels increased 2.0% for the month of January and increased 0.3% for the month of February, offset by significant declines in March as a result of the COVID-19 pandemic. RevPAR for comparable Americas full service hotels decreased 24.2%, occupancy decreased 1,650 basis points to 54.3% occupancy, and ADR decreased 1.2%. RevPAR for comparable Americas select service hotels decreased 22.9%, occupancy decreased 1,380 basis points to 56.7% occupancy, and ADR decreased 4.0%. Revenue from management, franchise, and other fees decreased 20.0% (19.7% decrease in constant currency).
Transient rooms revenue at comparable U.S. full service hotels decreased 26.1%, room nights decreased 24.0%, and ADR decreased 2.7%. Group rooms revenue at comparable U.S. full service hotels decreased 23.4%, room nights decreased 23.5%, and ADR increased 0.2%.
Americas net rooms increased 3.8% compared to the first quarter of 2019, or 4.8% when excluding the large hotel that left the system on which we previously reported.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

Southeast Asia, Greater China, Australia, South Korea, Japan and Micronesia (ASPAC) Management and Franchising Segment
ASPAC management and franchising segment Adjusted EBITDA decreased 58.5% (57.6% decrease in constant currency). RevPAR for comparable ASPAC full service hotels decreased 48.0%, reflecting the increase in COVID-19 pandemic cases beginning in late January 2020, primarily in Greater China, and extending to other countries in the region throughout February 2020, as hotels were operating with reduced occupancy rates or suspended operations due to lock downs, travel restrictions, and quarantine measures.
Occupancy decreased 3,150 basis points to 36.3% occupancy, and ADR decreased 3.1% for ASPAC full service hotels. RevPAR for comparable ASPAC select service hotels decreased 47.5%; occupancy decreased 2,640 basis points to 30.6% and ADR decreased 2.3%. Revenue from management, franchise, and other fees decreased 40.6% (39.6% decrease in constant currency).
ASPAC net rooms increased 10.5% compared to the first quarter of 2019.

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management and Franchising Segment
EAME/SW Asia management and franchising segment Adjusted EBITDA decreased 91.2% (90.8% decrease in constant currency). RevPAR for comparable EAME/SW Asia full service hotels decreased 22.5%, driven by the impact of the COVID-19 pandemic beginning in March 2020 as hotels suspended operations and travel restrictions and lock downs resulted in cancellations and decreased demand.
Occupancy decreased 1,350 basis points to 51.3% occupancy and ADR decreased 2.0% for EAME/SWA full service hotels. RevPAR for comparable EAME/SW Asia select service hotels decreased 12.7%; occupancy decreased 800 basis points to 58.2% and ADR decreased 0.7%. Revenue from management, franchise, and other fees decreased 43.0% (42.0% decrease in constant currency).
EAME/SW Asia net rooms increased 13.4% compared to the first quarter of 2019.

Owned and Leased Hotels Segment
Total owned and leased hotels segment Adjusted EBITDA decreased 66.9% (66.8% decrease in constant currency), including a decrease of 47.4% (45.6% decrease in constant currency) in pro rata share of unconsolidated hospitality ventures Adjusted EBITDA. Refer to the table on page 11 of the schedules for a detailed list of portfolio changes and the year-over-year net impact to total owned and leased hotels segment Adjusted EBITDA.
Owned and leased hotels segment revenues decreased 30.7% (30.3% decrease in constant currency), primarily due to the impact of the COVID-19 pandemic on comparable owned and leased hotels and dispositions. RevPAR for comparable owned and leased hotels decreased 25.8%. Occupancy decreased 1,880 basis points to 55.3% occupancy, and ADR decreased 0.5% for owned and leased hotels.

Corporate and Other
Corporate and other Adjusted EBITDA increased 30.6% (consistent in constant currency), primarily due to $5 million of integration related costs in 2019 associated with the acquisition of Two Roads Hospitality, a $4 million decrease of expenses related to our co-branded credit card program, and a $4 million reduction in selling, general, and administrative expenses as a result of decreased payroll and related costs.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

Corporate and other adjusted revenues decreased 4.1% (consistent in constant currency).

Selling, General, and Administrative Expenses
Selling, general, and administrative expenses decreased 63.2%, inclusive of rabbi trust impact and stock- based compensation. Adjusted selling, general, and administrative expenses decreased 11.4%, reflecting a decrease of $8 million of payroll and related expenses as a result of the COVID-19 pandemic, and $5 million of integration costs in 2019 related to the acquisition of Two Roads Hospitality. Refer to the table on page 14 of the schedules for a reconciliation of selling, general, and administrative expenses to Adjusted selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION
Twelve hotels (or 1,820 rooms) opened in the first quarter of 2020, contributing to a 6.3% increase in net rooms compared to the first quarter of 2019.
As of March 31, 2020 the Company had executed management or franchise contracts for approximately 500 hotels (approximately 101,000 rooms), compared to approximately 455 hotels (approximately 91,000 rooms) at March 31, 2019.

SHARE REPURCHASE/DIVIDEND
The Company repurchased $69 million shares of its Class A common stock year to date through March 2, 2020. The Company ended the first quarter with 35,570,053 Class A and 65,463,274 Class B shares issued and outstanding.
The Company has discontinued all share repurchase activity effective March 3, 2020, and has suspended its quarterly dividend through the first quarter of 2021.

BALANCE SHEET
As of March 31, 2020, the Company reported the following:

•	Total debt of $1,962 million.

•
Pro rata share of unconsolidated hospitality venture debt of approximately $596 million, substantially all of which is non-recourse to Hyatt and a portion of which Hyatt guarantees pursuant to separate agreements.

•
Cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of $1,194 million, restricted cash of $18 million, and short-term investments of $68 million.

•	Undrawn borrowing availability of $1,149 million under Hyatt's revolving credit facility, net of letters of credit outstanding.

On April 21, 2020, the Company issued $450 million 5.375% senior notes due in 2025, and $450 million 5.750% senior notes due in 2030. In connection with the offering, the Company terminated a new undrawn $500 million Bridge Credit Facility, and paid down $350 million which is the full amount of previously drawn funds from its revolving credit facility. The Company's $1.5 billion credit facility is undrawn, and as previously reported, fully available to the Company under certain covenant waivers through the first quarter of 2021. The Company's next debt maturity is in the third quarter of 2021.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

We ended the first quarter of 2020 with a strong balance sheet, and have taken numerous actions to secure additional access to liquidity and maintain financial flexibility. We believe these actions provide us with adequate existing liquidity to fund our operations for at least the next 30 months assuming no improvement in operating conditions.

CAPITAL STRATEGY UPDATE
We have realized proceeds of over $950 million from the disposition of owned assets since we announced plans to sell an additional $1.5 billion of real estate in March 2019. We expect to successfully realize approximately $1.5 billion of gross proceeds from the sale of real estate by March 2022 as per our capital strategy. There are currently no assets actively being marketed for sale.

SEGMENT REPORTING UPDATES
Effective January 1, 2020, we changed the strategic and operational oversight for our Miraval properties, which were previously evaluated as a distinct business by our chief operating decision maker (CODM). The management fees from Miraval properties are now reported in the Americas management and franchising segment, and the operating results and financial position of underlying hotel results are now reported in our owned and leased hotels segment; the results of Miraval properties were previously reported in corporate and other. In addition, the license fees we receive from Hyatt Residence Club are now reported within our Americas management and franchising segment due to changes in the strategic oversight for these license agreements. The segment changes have been reflected retrospectively to the three months ended March 31, 2019.

In addition, effective January 1, 2020, we classified Miraval wellness resorts as full service hotels. All schedules have been updated to reflect this change to our properties and statistics retrospectively to the three months ended March 31, 2019.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

CONFERENCE CALL INFORMATION
The Company will hold an investor conference call tomorrow, May 7, 2020, at 10:30 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investors.hyatt.com, or by dialing 647.689.4468 or 833.238.7946, passcode #5533188, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:30 p.m. CT on May 7, 2020 through May 9, 2020 at midnight by dialing 416.621.4642 or 800.585.8367, passcode #5533188. Additionally, an archive of the webcast will be available on the Company's website for 90 days.

FORWARD-LOOKING STATEMENTS
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook, occupancy, ADR and growth trends, market share, the number of properties we expect to open in the future, the number of months of operations our existing liquidity is expected to fund, the dollar value of owned real estate we expect to sell and the timeline for such sales, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the short- and longer-term effects of the COVID-19 pandemic, including on the demand for travel, transient and group business, and levels of consumer confidence; actions that governments, businesses, and individuals take in response to the COVID-19 pandemic or any future resurgence, including limiting or banning travel; the impact of the COVID-19 pandemic and actions taken in response to the COVID-19 pandemic or any future resurgence, on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the ability of third-party owners, franchisees or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic or any future resurgence; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 pandemic; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans and common stock repurchase program and quarterly dividend, including a reduction in or elimination of repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; the possible inability of third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; violations of regulations or

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

laws related to our franchising business; and other risks discussed in the Company's filings with the SEC, including our annual report on Form 10-K and Current Report on Form 8-K filed on April 21, 2020, which filings are available from the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: net income (loss), adjusted for special items; diluted earnings (losses) per share, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; and Adjusted SG&A. See the schedules to this earnings release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

AVAILABILITY OF INFORMATION ON HYATT'S WEBSITE AND SOCIAL MEDIA CHANNELS
Investors and others should note that Hyatt routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Hyatt Investor Relations website. The Company uses these channels as well as social media channels (e.g., the Hyatt Facebook account (facebook.com/hyatt); the Hyatt Instagram account (instagram.com/hyatt/); the Hyatt Twitter account (twitter.com/hyatt); the Hyatt LinkedIn account (linkedin.com/company/hyatt/); and the Hyatt YouTube account (youtube.com/user/hyatt) as a means of disclosing information about the Company's business to our guests, customers, colleagues, investors, and the public. While not all of the information that the Company posts to the Hyatt Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Hyatt to review the information that it shares at the Investor Relations link located at the bottom of the page on hyatt.com and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Sign up for Email Alerts" in the "Investor Resources" section of Hyatt's website at investors.hyatt.com.

ABOUT HYATT HOTELS CORPORATION
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a portfolio of 20 premier brands. As of March 31, 2020, the Company's portfolio included more than 900 hotel, all-inclusive, and wellness resort properties in 65 countries across six continents. The Company's purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top employees, build relationships with guests and create value for shareholders. The Company's subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences, vacation ownership properties, and fitness and spa locations, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination®, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, Joie de Vivre®, Hyatt House®, Hyatt Place®, tommie™, Hyatt Residence Club® and Exhale® brand names, and operates the World of

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

Hyatt® loyalty program that provides distinct benefits and exclusive experiences to its valued members. For more information, please visit www.hyatt.com.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

Hyatt Hotels Corporation
Table of Contents
Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income (Loss)
2.	Segment Financial Summary
3.	Hotel Chain Statistics - Comparable Locations
4.	Hotel Brand Statistics - Comparable Locations
5.	Fee Summary
6.	Net Gains (Losses) and Interest Income From Marketable Securities Held to Fund Rabbi Trusts
7.	Capital Expenditures Summary
8. - 9.	Properties and Rooms by Geography
10.	Properties and Rooms by Brand
11.	Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
12. - 15.	Reconciliations of Non-GAAP Financial Measures
a.	Net Income (Loss) Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
b.
Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Three Months Ended March 31, 2020 and March 31, 2019

c.	SG&A Expenses to Adjusted SG&A Expenses
d.	Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
16. - 19.	Definitions

Percentages on the following schedules may not recompute due to rounding. Not meaningful percentage changes are presented as "NM".

Hyatt Hotels Corporation
Condensed Consolidated Statements of Income (Loss)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
REVENUES:
Owned and leased hotels	$323	$470
Management, franchise, and other fees	108	141
Amortization of management and franchise agreement assets constituting payments to customers	(6)	(5)
Net management, franchise, and other fees	102	136
Other revenues	35	45
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	533	590
Total revenues	993	1,241
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	272	357
Depreciation and amortization	80	80
Other direct costs	34	45
Selling, general, and administrative	47	128
Costs incurred on behalf of managed and franchised properties	555	605
Direct and selling, general, and administrative expenses	988	1,215
Net gains (losses) and interest income from marketable securities held to fund rabbi trusts	(48)	30
Equity losses from unconsolidated hospitality ventures	(2)	(3)
Interest expense	(17)	(19)
Gains on sales of real estate	8	1
Asset impairments	(3)	(3)
Other income (loss), net	(81)	51
INCOME (LOSS) BEFORE INCOME TAXES	(138)	83
BENEFIT (PROVISION) FOR INCOME TAXES	35	(20)
NET INCOME (LOSS)	(103)	63
NET INCOME AND ACCRETION ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$(103)	$63

EARNINGS (LOSSES) PER SHARE - Basic
Net income (loss)	$(1.02)	$0.60
Net income (loss) attributable to Hyatt Hotels Corporation	$(1.02)	$0.60
EARNINGS (LOSSES) PER SHARE - Diluted
Net income (loss)	$(1.02)	$0.59
Net income (loss) attributable to Hyatt Hotels Corporation	$(1.02)	$0.59

Basic share counts	101.4	106.0
Diluted share counts	101.4	107.5

Hyatt Hotels Corporation
Segment Financial Summary
(in millions)

	Three Months Ended March 31,
	2020	2019	Change ($)	Change (%)	Change in Constant $	Change in Constant $ (%)

Owned and leased hotels (b)	$330	$477	$(147)	(30.7)%	$(144)	(30.3)%
Americas management and franchising (b)	111	140	(29)	(21.3)%	(29)	(21.0)%
ASPAC management and franchising	19	32	(13)	(40.6)%	(12)	(39.6)%
EAME/SW Asia management and franchising	10	18	(8)	(43.0)%	(8)	(42.0)%
Corporate and other (b)	14	15	(1)	(4.1)%	(1)	(4.1)%
Eliminations (a)	(18)	(26)	8	30.0%	8	29.9%
Adjusted revenues	$466	$656	$(190)	(28.9)%	$(186)	(28.5)%

Adjusted EBITDA
Owned and leased hotels (b)	$28	$92	$(64)	(69.3)%	$(64)	(69.3)%
Pro rata share of unconsolidated hospitality ventures	6	11	(5)	(47.4)%	(5)	(45.6)%
Total owned and leased hotels (b)	34	103	(69)	(66.9)%	(69)	(66.8)%
Americas management and franchising (b)	68	93	(25)	(26.6)%	(24)	(26.3)%
ASPAC management and franchising	8	20	(12)	(58.5)%	(12)	(57.6)%
EAME/SW Asia management and franchising	1	10	(9)	(91.2)%	(9)	(90.8)%
Corporate and other (b)	(27)	(40)	13	30.6%	13	30.6%
Eliminations	2	1	1	49.7%	1	49.7%
Adjusted EBITDA	$86	$187	$(101)	(54.3)%	$(100)	(53.9)%

(a)
These intersegment eliminations represent management fee revenues and expenses related to our owned and leased hotels and promotional award redemption revenues and expenses related to our co-branded credit cards at our owned and leased hotels.

(b)
Effective January 1, 2020, the results of Miraval are reported in the owned and leased hotels segment and Americas management and franchising segment. Fees from Hyatt Residence Club are reported in the Americas management and franchising segment. We have also reflected these changes to the three months ended March 31, 2019.

Hyatt Hotels Corporation
Hotel Chain Statistics
Comparable Hotels
In Constant $

	Three Months Ended March 31,
	RevPAR		Occupancy		ADR
	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019
Owned and leased hotels (# of hotels) (a) (c)
Owned and leased hotels (37)	$130.17	(25.8)%	55.3%	(18.8)% pts	$235.44	(0.5)%

Managed and franchised hotels (# of hotels) (b)
System-wide hotels (816)	$91.53	(28.1)%	51.2%	(18.0)% pts	$178.70	(2.8)%

Americas
Full service hotels (210) (c)	$115.25	(24.2)%	54.3%	(16.5)% pts	$212.06	(1.2)%
Select service hotels (382)	$75.17	(22.9)%	56.7%	(13.8)% pts	$132.59	(4.0)%

ASPAC
Full service hotels (101)	$70.12	(48.0)%	36.3%	(31.5)% pts	$192.95	(3.1)%
Select service hotels (20)	$24.12	(47.5)%	30.6%	(26.4)% pts	$78.71	(2.3)%

EAME/SW Asia
Full service hotels (86)	$88.16	(22.5)%	51.3%	(13.5)% pts	$171.93	(2.0)%
Select service hotels (17)	$52.66	(12.7)%	58.2%	(8.0)% pts	$90.44	(0.7)%

(a) Owned and leased hotels figures do not include unconsolidated hospitality ventures.
(b) Managed and franchised hotels figures include owned and leased hotels.
(c) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the three months ended March 31, 2019.

Hyatt Hotels Corporation
Hotel Brand Statistics
Comparable System-wide Managed and Franchised Hotels (a)
In Constant $

	Three Months Ended March 31,
	RevPAR		Occupancy		ADR
	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019
Brand (# of hotels)
Park Hyatt (38)	$154.96	(30.9)%	44.0%	(23.0)% pts	$352.58	5.4%
Grand Hyatt (52)	$102.05	(37.3)%	46.8%	(26.0)% pts	$217.88	(2.6)%
Andaz (18)	$174.11	(25.0)%	57.0%	(18.9)% pts	$305.25	(0.3)%
Composite Luxury[1]	$117.76	(33.0)%	46.8%	(23.0)% pts	$251.57	(0.1)%

Hyatt Regency (192)	$89.51	(27.0)%	50.4%	(18.0)% pts	$177.68	(0.9)%
Hyatt Centric (25)	$117.45	(25.7)%	55.1%	(17.9)% pts	$213.20	(1.6)%
Composite Upper-Upscale[2]	$91.36	(26.9)%	50.9%	(17.9)% pts	$179.50	(1.2)%

Hyatt Place (327)	$66.92	(23.4)%	54.3%	(14.8)% pts	$123.28	(2.5)%
Hyatt House (92)	$85.14	(23.0)%	58.4%	(12.6)% pts	$145.79	(6.3)%
Composite Upscale[3]	$71.05	(23.3)%	55.2%	(14.3)% pts	$128.68	(3.4)%

(a) Managed and franchised hotels figures include owned and leased hotels.
1 Includes Park Hyatt, Miraval, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, and Thompson Hotels.
2 Includes Destination, Hyatt Regency, Hyatt, Hyatt Centric, and Joie de Vivre.
3 Includes Hyatt Place and Hyatt House.

Hyatt Hotels Corporation
Fee Summary
(in millions)

	Three Months Ended March 31,
	2020	2019	Change ($)	Change (%)

Base management fees	$47	$63	$(16)	(24.4)%
Incentive management fees	8	34	(26)	(78.1)%
Franchise fees	27	32	(5)	(14.8)%
Management and franchise fees	82	129	(47)	(36.2)%
Other fee revenues	26	12	14	105.8%
Management, franchise, and other fees	$108	$141	$(33)	(23.6)%

	Three Months Ended March 31,
	2020	2019	Change ($)	Change (%)
Management, franchise, and other fees	$108	$141	$(33)	(23.6)%
Contra revenue from management agreements	(4)	(3)	(1)	(14.4)%
Contra revenue from franchise agreements	(2)	(2)	—	(17.2)%
Net management, franchise, and other fees	$102	$136	$(34)	(25.4)%

Hyatt Hotels Corporation
Net Gains (Losses) and Interest Income From Marketable Securities Held to Fund Rabbi Trusts
The table below provides a reconciliation of net gains (losses) and interest income from marketable securities held to fund rabbi trusts, all of which are completely offset within other line items on our condensed consolidated statements of income (loss), thus having no net impact to our earnings (losses). The gains or losses on securities held in rabbi trusts are offset within our owned and leased hotels expenses for our hotel employees and to selling, general, and administrative expenses for our corporate employees and personnel supporting our business segments. The table below shows the amounts recorded to the respective offsetting financial statement line item.
(in millions)

	Three Months Ended March 31,
	2020	2019	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$(41)	$26	$(67)	(258.0)%
Rabbi trust impact allocated to owned and leased hotels expense	(7)	4	(11)	(260.0)%
Net gains (losses) and interest income from marketable securities held to fund rabbi trusts	$(48)	$30	$(78)	(258.3)%

Hyatt Hotels Corporation
Capital Expenditures Summary
(in millions)

	Three Months Ended March 31,
	2020	2019
Maintenance and technology	$13	$13
Enhancements to existing properties	27	31
Investment in new properties under development or recently opened	15	22
Total capital expenditures	$55	$66

Hyatt Hotels Corporation
Properties and Rooms by Geography
Owned and leased hotels

	March 31, 2020		March 31, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Full service hotels (b)
United States	24	12,608	25	13,850	(1)	(1,242)
Other Americas	2	795	2	795	—	—
ASPAC	—	—	1	615	(1)	(615)
EAME/SW Asia	8	1,594	8	1,593	—	1
Select service hotels
United States	1	171	1	171	—	—
Other Americas	2	293	2	293	—	—
EAME/SW Asia	1	330	1	330	—	—
Total owned and leased hotels (a)	38	15,791	40	17,647	(2)	(1,856)

(a) Figures do not include unconsolidated hospitality ventures or branded spas and fitness studios.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the three months ended March 31, 2019.

Hyatt Hotels Corporation
Properties and Rooms by Geography
Managed and franchised properties (includes owned and leased properties)

	March 31, 2020		March 31, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Americas
Full service hotels (b)
United States managed	136	63,089	141	62,949	(5)	140
Other Americas managed	25	8,915	26	9,012	(1)	(97)
United States franchised	62	18,338	57	17,977	5	361
Other Americas franchised	6	968	5	828	1	140
Subtotal	229	91,310	229	90,766	—	544
Select service hotels
United States managed	50	7,320	48	6,917	2	403
Other Americas managed	12	1,734	10	1,476	2	258
United States franchised	352	48,660	326	44,965	26	3,695
Other Americas franchised	7	955	7	955	—	—
Subtotal	421	58,669	391	54,313	30	4,356
ASPAC
Full service hotels
ASPAC managed	111	36,074	102	33,529	9	2,545
ASPAC franchised	6	1,933	4	1,591	2	342
Subtotal	117	38,007	106	35,120	11	2,887
Select service hotels
ASPAC managed	28	5,142	24	4,057	4	1,085
ASPAC franchised	1	160	—	—	1	160
Subtotal	29	5,302	24	4,057	5	1,245
EAME/SW Asia
Full service hotels
EAME managed	55	13,287	48	11,915	7	1,372
SW Asia managed	41	11,246	37	10,543	4	703
EAME franchised	9	1,773	5	967	4	806
SW Asia franchised	2	328	1	248	1	80
Subtotal	107	26,634	91	23,673	16	2,961
Select service hotels
EAME managed	7	1,333	7	1,309	—	24
SW Asia managed	11	1,586	9	1,180	2	406
EAME franchised	3	633	2	451	1	182
Subtotal	21	3,552	18	2,940	3	612
Total full service and select service hotels	924	223,474	859	210,869	65	12,605

Americas
All-inclusive
Other Americas franchised	8	3,153	6	2,402	2	751
Subtotal	8	3,153	6	2,402	2	751

Total managed and franchised (a)	932	226,627	865	213,271	67	13,356

Vacation ownership	16		16		—
Residential	36		22		14
Condominium ownership	37		10		27
(a) Figures do not include vacation ownership, residential, branded spas and fitness studios, or condominium ownership units.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the three months ended March 31, 2019.

Hyatt Hotels Corporation
Properties and Rooms by Brand

	March 31, 2020		March 31, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Brand
Park Hyatt	43	7,965	39	7,341	4	624
Grand Hyatt	56	30,026	53	29,043	3	983
Hyatt Regency	206	88,336	194	84,540	12	3,796
Hyatt	12	2,058	13	2,421	(1)	(363)
Andaz	22	5,007	19	4,247	3	760
Hyatt Centric	36	7,304	27	5,258	9	2,046
The Unbound Collection by Hyatt	21	4,040	16	4,646	5	(606)
Alila	15	1,630	16	2,035	(1)	(405)
Destination	14	3,793	23	5,461	(9)	(1,668)
Joie de Vivre	14	2,258	13	1,952	1	306
Thompson	10	2,324	10	2,205	—	119
Miraval	3	410	3	410	—	—
Hyatt Place	367	52,356	338	47,511	29	4,845
Hyatt House	104	15,167	95	13,799	9	1,368
Other	1	800	—	—	1	800
Total full service and select service hotels (b)	924	223,474	859	210,869	65	12,605

Hyatt Ziva	5	2,234	4	1,859	1	375
Hyatt Zilara	3	919	2	543	1	376
Total managed and franchised properties (a)	932	226,627	865	213,271	67	13,356

Hyatt Residence Club	16		16		—

(a) Figures do not include vacation ownership, residential, branded spas and fitness studios, or condominium ownership units.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the three months ended March 31, 2019.

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
(in millions)

	Rooms	Transaction / Opening Date	1Q20 Adjusted EBITDA Impact
Dispositions
Owned and Leased Hotels
Property Adjacent to Grand Hyatt San Francisco	-	3Q19
Hyatt Regency Atlanta	1260	3Q19
Grand Hyatt Seoul	615	4Q19
Total Owned and Leased Hotels Dispositions			$(11)

Unconsolidated Hospitality Venture Hotels
Hyatt Place San Francisco / Downtown	230	2Q19
Total Unconsolidated Hospitality Venture Hotels Dispositions (a) (b)			NM

Year-over-Year Net Impact of Dispositions to Owned and Leased Hotels Segment Adjusted EBITDA			$(11)

Acquisitions or Openings
Unconsolidated Hospitality Venture Hotels
Andaz Vienna Am Belvedere	303	2Q19
Hyatt Place San Jose Airport	190	3Q19
Hyatt Place Atlanta / Centennial Park	175	3Q19
Hyatt House San Jose Airport	165	4Q19
Hyatt Centric Downtown Portland	220	1Q20
Total Unconsolidated Hospitality Venture Hotels Acquisitions or Openings (a) (c)			NM

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Hotels Segment Adjusted EBITDA			NM

Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA			$(11)

(a) Reflects Hyatt's pro rata share of unconsolidated hospitality ventures Adjusted EBITDA.
(b) Includes the sale of the hotel by the venture, the Company's sale of our equity interest in the venture, or the Company's equity interest no longer qualifying for the equity method of accounting.
(c) Includes the opening of a hotel by the venture.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Reconciliation of Net Income (Loss) Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
(in millions)

	Three Months Ended March 31,
	2020	2019	Change ($)	Change (%)
Net income (loss) attributable to Hyatt Hotels Corporation	$(103)	$63	$(166)	(262.8)%
Interest expense	17	19	(2)	(8.7)%
(Benefit) provision for income taxes	(35)	20	(55)	(280.2)%
Depreciation and amortization	80	80	—	(0.1)%
EBITDA	(41)	182	(223)	(122.3)%
Contra revenue	6	5	1	23.0%
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(533)	(590)	57	9.6%
Costs incurred on behalf of managed and franchised properties	555	605	(50)	(8.2)%
Equity losses from unconsolidated hospitality ventures	2	3	(1)	(40.6)%
Stock-based compensation expense	15	20	(5)	(21.0)%
Gains on sales of real estate	(8)	(1)	(7)	(794.5)%
Asset impairments	3	3	—	(16.7)%
Other (income) loss, net	81	(51)	132	258.4%
Pro rata share of unconsolidated owned and leased hospitality ventures Adjusted EBITDA	6	11	(5)	(47.4)%
Adjusted EBITDA	$86	$187	$(101)	(54.3)%

	Three Months Ended March 31,
	2020	2019	Change ($)	Change (%)
Total revenues	$993	$1,241	$(248)	(19.9)%
Add: Contra revenue	6	5	1	23.0%
Less: Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(533)	(590)	57	9.6%
Adjusted revenues	$466	$656	$(190)	(28.9)%

Adjusted EBITDA Margin %	18.3%	28.5%	(10.2)%

Adjusted EBITDA Margin % Change in Constant Currency	(10.1)%

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Three Months Ended March 31, 2020 and March 31, 2019
(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income (Loss)	Three Months Ended March 31,
		2020	2019
Net income (loss) attributable to Hyatt Hotels Corporation		$(103)	$63
Earnings (losses) per diluted share		$(1.02)	$0.59
Special items
Unrealized (gains) losses (a)	Other income (loss), net	79	(12)
Fund deficits (b)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties; other income (loss), net	11	5
Utilization of Avendra proceeds (c)	Costs incurred on behalf of managed and franchised properties; depreciation and amortization	10	8
Asset impairments	Asset impairments	3	3
Gains on sales of real estate (d)	Gains on sales of real estate	(8)	(1)
Release of contingent consideration liability (e)	Other income (loss), net	—	(25)
Other	Equity losses from unconsolidated hospitality ventures; other income (loss), net	(1)	2
Special items - pre-tax		94	(20)
Income tax benefit (provision) for special items	Benefit (provision) for income taxes	(26)	5
Total special items - after-tax		68	(15)
Special items impact per diluted share		$0.67	$(0.14)
Adjusted net income (loss) attributable to Hyatt Hotels Corporation		$(35)	$48
Earnings (losses) per diluted share, adjusted for special items		$(0.35)	$0.45

(a) Unrealized (gains) losses - During the three months ended March 31, 2020 (Q1 2020) and March 31, 2019 (Q1 2019), we recognized unrealized losses and gains, respectively, due to the change in fair value of our marketable securities.
(b) Fund deficits - During Q1 2020 and Q1 2019, we recognized net deficits on certain funds due to the timing of revenue and expense recognition that we expect will reverse in future periods.
(c) Utilization of Avendra proceeds - During Q1 2020 and Q1 2019, we recognized expenses related to the partial utilization of the Avendra LLC sale proceeds for the benefit of our hotels. The gain recognized in conjunction with the sale of Avendra LLC was included as a special item during the year ended December 31, 2017.
(d) Gains on sales of real estate - During Q1 2020, we recognized a $4 million pre-tax gain related to the sale of our controlling interest in entities that are developing a hotel, parking, and retail space and a $4 million pre-tax gain on the sale of a building.
(e) Release of contingent consideration liability - During Q1 2019, we recognized $25 million of income related to the release of the contingent consideration liability recorded in connection with the acquisition of Two Roads Hospitality LLC in 2018.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: SG&A Expenses to Adjusted SG&A Expenses
Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this measure excluding the impact of our rabbi trust investments and stock-based compensation expense.
(in millions)

	Three Months Ended March 31,
	2020	2019	Change ($)	Change (%)
SG&A expenses	$47	$128	$(81)	(63.2)%
Less: rabbi trust impact	41	(26)	67	258.0%
Less: stock-based compensation expense	(15)	(20)	5	21.0%
Adjusted SG&A expenses	$73	$82	$(9)	(11.4)%

The table below provides a segment breakdown for Adjusted SG&A expenses.

	Three Months Ended March 31,
	2020	2019	Change ($)	Change (%)
Americas management and franchising (a)	$18	$17	$1	6.8%
ASPAC management and franchising	11	12	(1)	(11.4)%
EAME/SW Asia management and franchising	9	8	1	15.6%
Owned and leased hotels (a)	3	4	(1)	(5.4)%
Corporate and other (a)	32	41	(9)	(24.1)%
Adjusted SG&A expenses	$73	$82	$(9)	(11.4)%

(a) Effective January 1, 2020, the results of Miraval are reported in the owned and leased hotels segment and Americas management and franchising segment. We have also reflected these changes to the three months ended March 31, 2019.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
Below is a reconciliation of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotels operating margin percentages. Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). Below is a reconciliation of the margins excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.
(in millions)

	Three Months Ended March 31,
	2020	2019	Change ($)	Change (%)
Revenues
Comparable owned and leased hotels	$323	$418	$(95)	(22.8)%
Non-comparable owned and leased hotels	—	52	(52)	(99.4)%
Owned and leased hotels revenues	$323	$470	$(147)	(31.2)%

Expenses
Comparable owned and leased hotels	$276	$313	$(37)	(11.9)%
Non-comparable owned and leased hotels	3	40	(37)	(92.3)%
Rabbi trust impact	(7)	4	(11)	(260.0)%
Owned and leased hotels expenses	$272	$357	$(85)	(23.9)%

Owned and leased hotels operating margin percentage	15.8%	23.9%		(8.1)%

Comparable owned and leased hotels operating margin percentage	14.5%	25.1%		(10.6)%

DEFINITIONS
Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (Adjusted EBITDA) and EBITDA
We use the terms Adjusted EBITDA and EBITDA throughout this earnings release. Adjusted EBITDA and EBITDA, as the Company defines them, are non-GAAP measures. We define consolidated Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus its pro rata share of unconsolidated owned and leased hospitality ventures Adjusted EBITDA based on its ownership percentage of each owned and leased venture, adjusted to exclude the following items:

•	interest expense;

•	benefit (provision) for income taxes;

•	depreciation and amortization;

•	amortization of management and franchise agreement assets constituting payments to customers (Contra revenue);

•	revenues for the reimbursement of costs incurred on behalf of managed and franchised properties;

•	costs incurred on behalf of managed and franchised properties;

•	equity earnings (losses) from unconsolidated hospitality ventures;

•	stock-based compensation expense;

•	gains (losses) on sales of real estate;

•	asset impairments; and

•	other income (loss), net

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments and eliminations to corporate and other Adjusted EBITDA. Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA, or some combination of both. We believe Adjusted EBITDA is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance and making compensation decisions and facilitates our comparison of results before these items with results from other companies within our industry.
Adjusted EBITDA excludes certain items that can vary widely across different industries and among companies within the same industry. For instance, interest expense and provision for income taxes are dependent upon company specifics, including capital structure, credit ratings, tax policies, and jurisdictions in which they operate, and therefore, can vary significantly across companies. Depreciation and amortization, as well as Contra revenue, are dependent on company policies including how the assets are utilized as well as the lives assigned to the assets. We exclude revenues for the reimbursement of costs and costs incurred on behalf of managed and franchised properties which relate to the reimbursement of payroll costs and for system-wide services and programs that we operate for the benefit of our third-party owners and franchisees as contractually we do not provide services or operate the related programs to generate a profit over the terms of the respective contracts. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Therefore, we exclude the net impact when evaluating period-over-period changes in our operating results. We exclude stock-based compensation expense to remove the variability amongst companies resulting from different compensation plans companies have adopted. Finally, we exclude other items that are not core to our operations, such as asset impairments and unrealized and realized gains and losses on marketable securities.

Adjusted EBITDA and EBITDA are not substitutes for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA and EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted EBITDA supplementally.

Adjusted EBITDA Margin
We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues excluding Contra revenue and revenues for the reimbursement of costs incurred on behalf of managed and franchised properties (Adjusted revenues). We believe Adjusted EBITDA margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Adjusted Net Income (Loss)
Adjusted net income (loss), as we define it, is a non-GAAP measure. We define Adjusted net income (loss) as net income (loss) attributable to Hyatt Hotels Corporation excluding special items, which are those items deemed not to be reflective of ongoing operations. We consider Adjusted net income (loss) to be an indicator of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations.

Adjusted net income (loss) is not a substitute for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted net income (loss). Although we believe that Adjusted net income (loss) can make an evaluation of our operating performance more consistent because it removes special items that are deemed not to be reflective of ongoing operations, other companies in our industry may define Adjusted net income (loss) differently than we do. As a result, it may be difficult to use Adjusted net income (loss) or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted net income (loss) should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted net income (loss) supplementally.

Adjusted Selling, General, and Administrative (SG&A) Expenses
Adjusted SG&A expenses, as we define it, is a non-GAAP measure. Adjusted SG&A expenses exclude the impact of deferred compensation plans funded through rabbi trusts and stock-based compensation expense. Adjusted SG&A expenses assist us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations, both on a segment and consolidated basis.

Comparable Owned and Leased Hotels Operating Margin
We define comparable owned and leased hotels operating margin as the difference between comparable owned and leased hotels revenues and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenues is calculated by removing non-comparable hotels revenues from owned and leased hotels revenues as reported in our condensed consolidated statements of income (loss). Comparable owned and leased hotels expenses is calculated by removing both non-comparable owned and leased hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotels expenses as reported in our condensed consolidated statements of income (loss). We believe comparable owned and leased hotels operating margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Comparable Hotels
"Comparable system-wide hotels" represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that have temporarily suspended operations due to the COVID-19 pandemic are included in our definition of comparable system-wide hotels. We may use variations of comparable system-wide hotels to specifically refer to comparable system-wide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable system-wide ASPAC full service or select service hotels for those properties we manage or franchise within the ASPAC management and franchising segment, or comparable system-wide EAME/SW Asia full service or select service hotels for those properties that we manage or franchise within the EAME/SW Asia management and franchising segment. "Comparable owned and leased hotels" represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that have temporarily suspended operations due to the COVID-19 pandemic are included in our definition of comparable owned and leased hotels. Comparable system-wide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in our industry. "Non-comparable system-wide hotels" or "non-comparable owned and leased hotels" represent all hotels that do not meet the respective definition of "comparable" as defined above.

Constant Dollar Currency
We report the results of our operations both on an as reported basis, as well as on a constant dollar basis. Constant dollar currency, which is a non-GAAP measure, excludes the effects of movements in foreign currency exchange rates between comparative periods. We believe constant dollar analysis provides valuable information regarding our results as it removes currency fluctuations from our operating results. We calculate constant dollar currency by restating prior-period local currency financial results at the current period’s exchange rates. These restated amounts are then compared to our current period reported amounts to provide operationally driven variances in our results.

Revenue per Available Room (RevPAR)
RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry. RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities, and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.

Average Daily Rate (ADR)
ADR represents hotel room revenues, divided by the total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in our industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy
Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of a hotel's available capacity. We use occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.